Exhibit 3.1

Companies Act 2014

A PUBLIC LIMITED COMPANY

CONSTITUTION

of

NVENT ELECTRIC PUBLIC LIMITED COMPANY

(Adopted on 30 April 2018)

Cert. No:    605257

Companies Acts 2014

A PUBLIC LIMITED COMPANY

MEMORANDUM OF ASSOCIATION

of

NVENT ELECTRIC PUBLIC LIMITED COMPANY

1.	The name of the Company is nVent Electric public limited company.

2.	The Company is a public limited company, deemed to be a PLC to which Part 17 of the Companies Act 2014 applies.

3.	The objects for which the Company is established are:

3.1. (a)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on in all its branches the business of a management services company, to act as managers and to direct or coordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the Company’s board of directors and to exercise its powers as a member or shareholder of other companies.

(b)	To carry on all or any of the businesses of producers, manufacturers, servicers, buyers, sellers, and distributing agents of and dealers in all kinds of goods, products, merchandise and real and personal property of every class and description; and to acquire, own, hold, lease, sell, mortgage, or otherwise deal in and dispose of such real estate and personal property as may be necessary or useful in connection with said business or the carrying out of any of the purposes of the Company.

3.2.	To acquire shares, stocks, debentures, debenture stock, bonds, obligations and securities by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3.	To facilitate and encourage the creation, issue or conversion of and to offer for public subscription debentures, debenture stocks, bonds, obligations, shares, stocks, and securities and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4.	To purchase or by any other means acquire any freehold, leasehold or other property and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property, and any buildings, factories, mills, works, wharves, roads, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property, lands, tenements or hereditaments, rights, privileges or easements.

3.5.	To sell or otherwise dispose of any of the property or investments of the Company.

3.6.	To establish, contribute to and operate any scheme for the subscription or acquisition in any other way by trustees of shares in the Company to be held for the benefit of the Company’s employees or employees of any of its subsidiaries or associated undertakings and to lend or otherwise provide money to the trustees of such schemes or the Company’s employees or the employees of any of its subsidiary or associated undertakings to enable them to subscribe or otherwise acquire shares of the Company.

3.7.	To grant, convey, transfer or otherwise dispose of any property or asset of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee, farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.8.	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any business and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, debentures, debenture stock or securities that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, debentures, debenture stock or securities so received.

3.9.	To apply for, purchase or otherwise acquire any patents, brevets d’invention, licences, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.10.	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly to benefit this Company.

3.11.	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12.	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.13.	To engage in currency exchange and interest rate transactions including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements, swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to, or derived from, any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other exposure or for any other purpose.

3.14.	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by the Companies Act 2014 (or any successor legislation) or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

3.15.	To borrow or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures, debenture stocks, bonds, obligations and securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16.	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, debentures and other negotiable or transferable instruments.

3.17.	To subscribe for, take, purchase or otherwise acquire and hold shares or other interests in, or securities of any other company having objects altogether or in part similar to those of this Company, or carrying on any business capable of being conducted so as directly or indirectly to benefit this Company.

3.18.	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, securities, policies, book debts, claims and chases in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.19.	To constitute any trusts with a view to the issue of preferred and deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue, dispose of or hold any such preferred, deferred or other special stocks or securities.

3.20.	To give any guarantee in relation to the payment of any debentures, debenture stock, bonds, obligations or securities and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.21.	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.22.	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company and the wives, widows and families, dependants or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.23.	To remunerate by cash payments or allotment, transfer or award of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company whether in the conduct or management of its business, or in placing or assisting to place or guaranteeing the placing of any of the shares of the Company’s capital, or any debentures or other securities of the Company or in or about the formation or promotion of the Company.

3.24.	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.25.	To distribute in specie or otherwise as may be resolved, any assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

3.26.	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.27.	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.28.	To accept stock or shares in or debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.29.	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.30.	To procure the Company to be registered or recognised in any part of the world.

3.31.	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.32.	To make gifts, pay gratuities or grant bonuses to current and former Directors (including substitute and alternate directors), officers or employees of the Company or to make gifts or pay gratuities to any person on their behalf or to charitable organisations, trusts or other bodies corporate nominated by any such person.

3.33.	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are usually carried on in connection therewith.

3.34.	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.35.	To make or receive gifts by way of capital contribution or otherwise.

The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except where the context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

NOTE:     It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The share capital of the Company is €25,000 and US$4,200,000 divided into 25,000 Euro Deferred Shares with a nominal value of €1.00 per share, 400,000,000 Ordinary Shares with a nominal value of US$0.01 per share and 20,000,000 Preferred Shares with a nominal value of US$0.01 per share.

5.	The liability of the members is limited.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

v

COMPANIES ACT 2014

A PUBLIC LIMITED COMPANY

ARTICLES OF ASSOCIATION

-of-

NVENT ELECTRIC PUBLIC LIMITED COMPANY

PRELIMINARY

1.	The provisions set out in these articles of association shall constitute the whole of the regulations applicable to the Company and no “optional provision” as defined by section 1007(2) of the Act (with the exception of sections 83, 84 and, for the avoidance of doubt, 117(9)) shall apply to the Company.

2.	(a) In these articles:

“1996 Regulations” means the Companies Act, 1990 (Uncertificated Securities) Regulations, 1996, S.I. No. 68 of 1996, including any modification thereof or any regulations in substitution thereof made under Section 239 of the Companies Act 1990 and for the time being in force.

“Act” or “Acts” means the Companies Act 2014, all statutory instruments which are to be read as one with, or construed or read together as one with, the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force.

“address” includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication.

“Adoption Date” means 30 April 2018.

“Assistant Secretary” means any person appointed by the Secretary from time to time to assist the Secretary.

“Beneficially Own” or “Beneficially Owned”, with respect to shares or other securities of the Company and any person, shall mean shares or other securities of the Company of which such person is, directly or indirectly, the Beneficial Owner.

“Beneficial Owner”, with respect to shares or other securities of the Company, shall mean such person which Beneficially Owns such shares or other securities, within the meaning of Section 13(d) of the Exchange Act and the rules and regulations thereunder (including for the avoidance of doubt any shares or other securities that such person directly owns), provided that (a) the determination as to whether a person has Beneficial Ownership of a share or other security pursuant to Rule 13d-3(d)(1) under the Exchange Act shall be made without regard to whether or not such person has the right to acquire beneficial ownership of such share or other security within sixty days, (b) a person shall be deemed to be the Beneficial Owner of shares or other securities which are the subject of, or the reference securities for, or that underlie, any derivative security (as defined under Rule 16a-1 under the Exchange Act) held by such person that increase in value as the value of the underlying share or other security increases, including a long convertible security, a long call option and a short put option position and such underlying shares or other securities shall be deemed to be owned, in each case, regardless of whether (i) such derivative security conveys any voting rights in such shares or other securities, (ii) such derivative security is required to be, or is capable of being, settled through delivery of such shares or other securities or (iii) transactions hedge the economic effect of such derivative security, (c) a person shall be deemed to have beneficial ownership over shares or other securities for which such person holds a proxy or other contractual voting power (including contingent rights) unless such voting power arises solely from a revocable proxy or consent given to such person in response to a public proxy or consent solicitation made generally to all holders of such shares or other securities pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act and (d) the Board or a committee designated by the Board may set out further details regarding the determination of Beneficial Ownership in separate regulations.

When two or more persons agree to act together for the purpose of acquiring, holding, voting or disposing of shares or other securities of the Company, the group formed thereby shall be considered to be one person that beneficially owns all shares or other securities owned by the group in the aggregate (as may be further set out by the Board or a committee designated by the Board in separate regulations).

“Clear Days” in relation to the period of notice, means that period excluding the day when the notice is given or deemed to be given and the day for which it is given or on which it is to take effect.

“Chairman” means the Director who is elected by the Directors from time to time to preside as Chairman at all meetings of the Board and at general meetings of the Company.

“CSD Regulation” means any regulation of the European Parliament and of the Council on improving securities settlement in the European Union and on central securities depositories and amending Directive 98/26/EC.

“electronic communication” has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature” has the meaning given to those words in the Electronic Commerce Act 2000.

“Euro Deferred Shares” means the euro deferred shares of €1.00 in the capital of the Company having the rights ascribed to them in these articles.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, of the United States of America.

“IAS Regulation” means Regulation (EC) No. 1606/2002 of the European Parliament and of the Council of 19 July 2002 on the application of internal accounting standards.

“Ordinary Resolution” means an ordinary resolution of the Company’s members of which the requisite notice has been given and which has been passed by a simple majority of those present in person or by proxy at the meeting and who were entitled to vote.

“Ordinary Shares” means the ordinary shares of US$0.01 in the capital of the Company having the rights ascribed to them in these articles.

“person” means any individual, general or limited partnership, corporation, association, trust, estate, company (including a limited liability company) or any other entity or organisation including a government, a political subdivision or agency or instrumentality thereof, provided that for purposes of determining Beneficial Ownership and voting rights, those associated through capital, voting power, joint management or in any other way, or joining for the acquisition of shares, as well as all persons achieving an understanding or forming a syndicate or otherwise acting in concert to circumvent the regulations concerning the limitation on registration or voting, shall be regarded as one person.

“Preferred Shares” means the preferred shares of US$0.01 in the capital of the Company having such rights as may be ascribed to them in accordance with these articles.

“public announcement” means disclosure in a press release reported by a national news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Redeemable Shares” means redeemable shares in accordance with the Acts.

“Register” means the register of members to be kept as required in accordance with the Acts.

“Special Resolution” means a special resolution of the Company’s members within the meaning of the Acts.

“subsidiary” has the meaning given to it in the Acts.

“the Company” means the company whose name appears in the heading to these articles.

“the Directors” or “the Board” means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“the Group” means the Company and its subsidiaries from time to time and for the time being.

“the Holder” in relation to any share, means the member whose name is entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the Register as the joint holders of shares.

“the Office” means the registered office from time to time and for the time being of the Company.

“the seal” means the common seal of the Company and includes any duplicate seal.

“the Secretary” means any person appointed to perform the duties of the secretary of the Company and includes any joint secretary.

“these articles” means the articles of association of which this article 2 forms part, as the same may be amended and may be from time to time and for the time being in force.

“Variation Resolution” means a resolution of the Company’s members passed by a two-thirds majority of those present in person or by proxy at a meeting of the Company’s members who are entitled to attend and vote at such meeting.

“Voting Shares” means shares of any class or series entitled to vote generally at general meetings of the Company and every reference to a percentage of Voting Shares shall refer to such percentage of the votes of such Voting Shares.

(b)	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and/or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt of any electronic communications shall, unless the contrary intention appears, be limited to receipt in such manner as the Company has approved.

(c)	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

(d)	A reference to a statute or statutory provision shall be construed as a reference to the laws of Ireland unless otherwise specified and includes:

(i)	any subordinate legislation made under it including all regulations, by-laws, orders and codes made thereunder;

(ii)	any repealed statute or statutory provision which it re-enacts (with or without modification); and

(iii)	any statute or statutory provision which modifies, consolidates, re-enacts or supersedes it.

(e)	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

(f)	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

SHARE CAPITAL AND VARIATION OF RIGHTS

3. (a)	The share capital of the Company is €25,000 and US$4,200,000 divided into 25,000 Euro Deferred Shares with a nominal value of €1.00 per share, 400,000,000 Ordinary Shares with a nominal value of US$0.01 per share and 20,000,000 Preferred Shares with a nominal value of US$0.01 per share.

(b)	The rights and restrictions attaching to the Ordinary Shares shall be as follows:

(i)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and/or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per Ordinary Share held at any general meeting of the Company;

(ii)	the right to participate pro rata in all dividends declared by the Company; and

(iii)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

The rights attaching to the Ordinary Shares shall be subject to the terms of issue of any series or class of Preferred Shares allotted by the Directors from time to time in accordance with paragraph (g) of this article.

(b)	Unless the Board specifically elects to treat such acquisition as a purchase for the purposes of the Acts, an Ordinary Share shall be deemed to be a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with the Acts. No resolution, whether special or otherwise, shall be required to be passed to deem any Ordinary Share a Redeemable Share, or to authorise the redemption of such a Redeemable Share and once deemed to be a Redeemable Share such share shall be redeemable at the instance of the Company.

(c)	The holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at, any general meeting of the Company. On a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the Ordinary Shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

(d)	The Special Resolution adopting these articles passed on the Adoption Date shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

(i)	to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 102 of the Act and without obtaining the sanction of the holders thereof;

(ii)	to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

(iii)	to cancel any acquired Euro Deferred Shares; and

(iv)	pending such acquisition and/or transfer and/or cancellation, to retain the certificate (if any) for such Euro Deferred Shares.

(e)	In accordance with section 1040(3) of the Act, the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the share capital by the nominal value of the shares so cancelled and the Board may take such steps as are required to enable the Company to carry out its obligations under that subsection without complying with sections 84 and 85 of the Act, including passing resolutions in accordance with section 1040(5) of the Act.

(f)	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with these articles shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further Shares ranking in priority thereto or pari passu therewith.

(g)	The Directors are authorised to issue all or any of the authorised but unissued Preferred Shares from time to time in one or more classes or series, and to fix for each such class or series such voting power, full or limited, or no voting power, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Directors providing for the issuance of such class or series, including (but not limited to) the authority to provide that any such class or series may be:

(i)	redeemable at the option of the Company, or the holders, or both, with the manner of the redemption to be set by the Directors, and redeemable at such time or times, including upon a fixed date, and at such price or prices as the Directors may determine;

(ii)	entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions and at such times as the Directors may determine, and which may be payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares or any other series as the Directors may determine;

(iii)	entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Company as the Directors may determine; or

(iv)	convertible into, or exchangeable for, shares of any other class or classes of shares, or of any other series of the same or any other class or classes of shares, of the Company at such price or prices or at such rates of exchange and with such adjustments as the Directors may determine.

The Directors may at any time before the allotment of any Preferred Share by further resolution in any way amend the designations, preferences, rights, qualifications, limitations or restrictions, or vary or revoke the designations of such Preferred Shares.

4.	The rights conferred upon the holder of any pre-existing shares in the share capital of the Company shall be deemed not to be varied by the creation, issue and allotment of Preferred Shares in accordance with article 3(g).

5.	Subject to and in accordance with the provisions of the Acts and the other provisions of this article, the Company may:

(a)	issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors; or

(b)	without prejudice to any relevant special rights attached to any class of shares, pursuant to the Acts, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in the Acts) and may reissue any such shares as shares of any class or classes.

(c)	convert any of its shares into redeemable shares.

6.	Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

7. (a)	Subject to the provisions of these articles relating to new shares, the shares (including treasury shares) shall be at the disposal of the Directors (and/or by a committee of the Directors or by any other person where such committee or person is authorised by the Directors), and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount to its nominal value save in accordance with the Act, and so that, save where the Act permits otherwise, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

(b)	Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

(c)	The Directors are, for the purposes of section 1021 the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Acts and held as treasury shares and this authority shall expire five years from the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.

(d)	The Directors are, for the purposes of section 1021 of the Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 1021) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of the Act and held as treasury shares and this authority shall expire five years from the date of the Adoption Date. The Company may before the expiry of such authority make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities in pursuance of such an offer or agreement notwithstanding that the authority hereby conferred has expired.

(e)	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

8.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

9.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder.

10.	No person shall be entitled to a share certificate in respect of any Ordinary Share held by them in the share capital of the Company, whether such ordinary share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.

11.	The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provision of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, except as permitted by the Acts.

12. (a)	Without prejudice to the authority conferred on the Directors pursuant to article 3(g) to issue Preferred Shares in the capital of the Company, if at any time the share capital of the Company is divided into different classes or series of shares, the rights attached to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may be varied or abrogated with the consent in writing of the holders of a majority of the issued shares of that class or series entitled to vote on such variation or abrogation, or with the sanction of an Ordinary Resolution passed at a general meeting of the holders of the shares of that class or series.

(b)	The provisions of these articles relating to general meetings of the Company shall apply mutatis mutandis to every such general meeting of the holders of one class or series of shares except that the necessary quorum shall be one or more persons holding or representing by proxy at least a majority of the issued shares of the class or series.

(c)	The rights conferred upon the holders of the shares of any class or series issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class or series, be deemed to be varied by (i) the creation or issue of further shares ranking pari passu therewith; (ii) a purchase or redemption by the Company of its own shares; or (iii) the creation or issue for value (as determined by the Board) of further shares ranking as regards participation in the profits or assets of the Company or otherwise in priority to them. For the avoidance of doubt:

(i)	the issue, redemption or purchase of any of the 25,000 Euro Deferred Shares of €1.00 each or the 20,000,000 Preferred Shares of US$0.01 each shall not constitute a variation of the rights of the holders of Ordinary Shares; and

(ii)	the issue of Preferred Shares or any class or series of Preferred Shares which rank pari passu with, or junior to, any existing Preferred Shares or class or series of Preferred Shares shall not constitute a variation of the existing Preferred Shares or class or series of Preferred Shares.

13. (a)	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share. The Directors, at any time, may declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all monies payable in respect of it.

(b)	The Company may sell in such manner as the Directors determine any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within fourteen Clear Days after notice demanding payment, and stating that if the notice is not complied with the share may be sold, has been given to the Holder of the share or to the person entitled to it by reason of the death or bankruptcy of the Holder.

(c)	To give effect to a sale, the Directors may authorise some person to execute an instrument of transfer of the share sold to, or in accordance with the directions of, the purchaser. The transferee shall be entered in the Register as the Holder of the share comprised in any such transfer and he shall not be bound to see to the application of the purchase moneys nor shall his title to the share be affected by any irregularity in or invalidity of the proceedings in reference to the sale, and after the name of the transferee has been entered in the Register, the remedy of any person aggrieved by the sale shall be in damages only and against the Company exclusively.

(d)	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable and any residue (upon surrender to the Company for cancellation of the certificate for the shares sold and subject to a like lien for any moneys not presently payable as existed upon the shares before the sale) shall be paid to the person entitled to the shares at the date of the sale.

14. (a)

Subject to the terms of allotment, the Directors may make calls upon the members in respect of any moneys unpaid on their shares and each member (subject to receiving at least fourteen Clear Days’ notice specifying when and where payment is to be made) shall pay to the Company as required by the notice the amount called on his shares. A call may be required to be paid by instalments. A call may be revoked before receipt by the Company of a sum due thereunder, in whole or in part and payment of a call may be postponed in whole or in part. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the shares in respect of which the call was made.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed.

(c)	The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

(d)	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, at the appropriate rate (as defined by the Acts) but the Directors may waive payment of the interest wholly or in part.

(e)	An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or as an instalment of a call, shall be deemed to be a call and if it is not paid the provisions of these articles shall apply as if that amount had become due and payable by virtue of a call.

(f)	Subject to the terms of allotment, the Directors may make arrangements on the issue of shares for a difference between the Holders in the amounts and times of payment of calls on their shares.

(g)	The Directors, if they think fit, may receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may pay (until the same would, but for such advance, become payable) interest at such rate, not exceeding (unless the Company in general meeting otherwise directs) 15% per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

(h) (i)	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors, at any time thereafter and during such times as any part of the call or instalment remains unpaid, may serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.

(ii)	The notice shall name a further day (not earlier than the expiration of fourteen Clear Days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.

(iii)	If the requirements of any such notice as aforesaid are not complied with then, at any time thereafter before the payment required by the notice has been made, any shares in respect of which the notice has been given may be forfeited by a resolution of the Directors to that effect and the Directors shall be permitted to take all actions necessary to effect such forfeiture. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited shares and not paid before forfeiture. The Directors may accept a surrender of any share liable to be forfeited hereunder.

(iv)	On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the member sued is entered in the Register as the Holder, or one of the Holders, of the shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the member sued, in pursuance of these articles, and it shall not be necessary to prove the appointment of the Directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

(i)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal such a share is to be transferred to any person, the Directors may authorise some person to execute an instrument of transfer of the share to that person. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and thereupon he shall be registered as the Holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

(j)	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but nevertheless shall remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, without any deduction or allowance for the value of the shares at the time of forfeiture but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.

(k)	A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.

(l)	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.

(m)	The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.

TRANSFER OF SHARES

15. (a)	The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, an Assistant Secretary or any such person that the Secretary or an Assistant Secretary nominates for that purpose (whether in respect of specific transfers or pursuant to a general standing authorisation), and the Secretary, Assistant Secretary or the relevant nominee shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of the agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary, Assistant Secretary or the relevant nominee as agent for the transferor, and by the transferee where required by the Act, be deemed to be a proper instrument of transfer for the purposes of the Acts. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

(b)

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from the transferee, (ii) set-off the stamp duty against any dividends payable to the transferee of those shares and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

(c)	Notwithstanding the provisions of these articles and subject to any CSD Regulation or any regulations made under section 239 of the Companies Act 1990 or section 1086 of the Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with any CSD Regulation or section 239 of the Companies Act 1990 or section 1086 of the Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for such evidencing and transfer which accord with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

16.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, the shares of any member and any share warrant permitted to be issued by the Acts may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

17. (a)	The Directors in their absolute discretion and without assigning any reason therefor may decline to register:

(i)	any transfer of a share which is not fully paid; or

(ii)	any transfer to or by a minor or person of unsound mind;

but this shall not apply to a transfer of such a share resulting from a sale of the share through a stock exchange on which the share is listed.

(b)	The Directors may decline to recognise any instrument of transfer unless:

(iii)	the instrument of transfer is accompanied by any evidence the Directors may reasonably require to show the right of the transferor to make the transfer;

(iv)	the instrument of transfer is in respect of one class of share only;

(v)	the instrument of transfer is in favour of not more than four transferees; and

(vi)	it is lodged at the Office or at such other place as the Directors may appoint.

18.	If the Directors refuse to register a transfer, they shall, within two months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

19. (a)	The Directors may from time to time fix a record date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors, and the record date shall be not more than 60 nor less than ten days before the date of such meeting. If no record date is fixed by the Directors, the record date for determining members entitled to notice of or to vote at a meeting of the members shall be the close of business on the day next preceding the day on which notice is given. Unless the Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.

(b)	In order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 nor less than 10 days prior to such action. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.

20.	Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of the Acts.

21.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

22.	Subject to the provisions of these articles, whenever as a result of a consolidation of shares or otherwise any members would become entitled to fractions of a share, the Directors may sell or cause to be sold, on behalf of those members, the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale (subject to any applicable tax and abandoned property laws) in due proportion among those members, and the Directors may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.

TRANSMISSION OF SHARES

23.	In the case of the death of a member, the survivor or survivors where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons.

24.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be.

25.	If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

26.	A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 90 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

ALTERATION OF CAPITAL

27.	The Company may from time to time by Variation Resolution increase the authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

28.	The Company may by Ordinary Resolution:

(a)	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(b)	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to the Acts; or

(c)	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled.

29.	The Company may by Special Resolution (or by Ordinary Resolution where permitted by section 83 of the Act) reduce its share capital, any capital redemption reserve fund or any share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law.

GENERAL MEETINGS

30.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than fifteen months shall elapse between the date of one annual general meeting of the Company and that of the next. This article shall not apply in the case of the first general meeting, in respect of which the Company shall convene the meeting within the time periods required by the Act.

31.	Subject to the Acts, Directors may convene general meetings at any place they so designate.

32.	All general meetings other than annual general meetings shall be called extraordinary general meetings.

33.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in the Acts.

34.	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:

(a)	the necessary quorum shall be such person or persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) at least a majority in nominal value of the issued shares of the class, shall be deemed to constitute a meeting;

(b)	any Holder of shares of the class present in person or by proxy may demand a poll; and

(c)	on a poll, each Holder of shares of the class present in person or by proxy shall have one vote in respect of every share of the class held by him.

35.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.

NOTICE OF GENERAL MEETINGS

36. (a)	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting shall be called by not less than 21 Clear Days’ written notice. A meeting other than an annual general meeting to approve a special resolution must be called by not less than 21 Clear Days’ written notice. An extraordinary general meeting shall be called by not less than 14 Clear Days’ written notice.

(b)	Any notice convening a general meeting shall specify the time, date and place of the meeting and, in the case of special business, the general nature of that business and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting. Provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the members of the Company as of the record date set by the Directors and to the Directors and the statutory auditors.

(c)	The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.

37.	Where, by any provision contained in the Acts, extended notice is required of a resolution, the resolution shall not be effective (except where the Directors of the Company have resolved to submit it) unless notice of the intention to move it has been given to the Company not less than twenty-eight days (or such shorter period as the Acts permit) before the meeting at which it is moved, and the Company shall give to the members notice of any such resolution as required by and in accordance with the provisions of the Acts.

PROCEEDINGS AT GENERAL MEETINGS

38.	All business shall be deemed special that is transacted at an extraordinary general meeting and also that is transacted at an annual general meeting, with the exception of:

(a)	the consideration of the Company’s statutory financial statements and the report of the directors and the report of the statutory auditors on those statements and that report;

(b)	the review by the members of the Company’s affairs;

(c)	the declaration of a dividend (if any) of an amount not exceeding the amount recommended by the directors;

(d)	the authorisation of the directors to approve the remuneration of the statutory auditors;

(e)	the election and re-election of directors; and

(f)	(subject to sections 380 and 382 to 385 of the Act) the appointment or re-appointment of Auditors.

39.

At any annual general meeting of the members, only such nominations of persons for election to the Board shall be made, and only such other business shall be conducted or considered, as shall have been properly brought before the meeting. For nominations to be properly made at an annual general meeting, and proposals of other business to be properly brought before an annual meeting, nominations and proposals of other business must be: (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly made at the annual general meeting, by or at the direction of the Board or (c) otherwise properly requested to be brought before the annual general meeting by a member of the Company in accordance with these articles or, in the case of Director nominations made pursuant to article 97(b) below, properly requested by an owner (as defined in article 97(b)) in accordance with the provisions of such article. Except as provided otherwise in article 97(b), for nominations of persons for election to the Board or proposals of other business to be properly requested by a member to be made at an annual general meeting, a member must (i) be a member at the time of giving of notice of such annual general meeting by or at the direction of the Board and at the time of the annual general meeting, (ii) be entitled to vote at such annual general meeting and (iii) comply with the procedures set forth in these articles as to such business or nomination. The immediately preceding sentence and/or article 97(b) shall be the exclusive means for a member or an owner to make nominations and/or other business proposals (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an annual general meeting of members.

40.	At any extraordinary general meeting of the members, only such business shall be conducted or considered, as shall have been properly brought before the meeting pursuant to the Company’s notice of meeting. To be properly brought before an extraordinary general meeting, proposals of business must be (a) specified in the Company’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the extraordinary general meeting, by or at the direction of the Board, or (c) otherwise properly brought before the meeting by any members of the Company pursuant to the valid exercise of power granted to them under the Acts.

41.	Nominations of persons for election to the Board may be made at an extraordinary general meeting of members at which directors are to be elected pursuant to the Company’s notice of meeting (a) by or at the direction of the Board, (b) by any members of the Company pursuant to the valid exercise of power granted to them under the Acts, or (c) provided that the Board has determined that directors shall be elected at such meeting, by any member of the Company who (i) is a member at the time of giving of notice of such extraordinary general meeting and at the time of the extraordinary general meeting, (ii) is entitled to vote at the meeting and (iii) complies with the procedures set forth in these articles as to such nomination. The immediately preceding sentence shall be the exclusive means for a member to make nominations (other than matters properly brought under Rule 14a-8 under the Exchange Act and included in the Company’s notice of meeting) before an extraordinary general meeting of members.

42.	Except as otherwise provided by law, the memorandum of association or these articles, the Chairman of any general meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the general meeting was made or proposed, as the case may be, in accordance with these articles and, if any proposed nomination or other business is not in compliance with these articles, to declare that no action shall be taken on such nomination or other proposal and such nomination or other proposal shall be disregarded.

43.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Abstentions and broker non-votes will be regarded as present for the purposes of establishing the presence of a quorum.

44.	Any general meeting duly called at which a quorum not present shall be adjourned and the Company shall provide notice pursuant to article 36 in the event that such meeting is to be reconvened.

45.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

46.	If at any meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be Chairman of the meeting.

47.	The Chairman shall have all powers and authority necessary and appropriate to ensure the orderly conduct of the general meeting, including the power and authority to adjourn the meeting. The Chairman of the meeting may at any time without the consent of the meeting adjourn the meeting to another time and/or place if, in his opinion, it would facilitate the conduct of the business of the meeting to do so or if he is so directed by the Board. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

48.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll. The Board or the Chairman may determine the manner in which the poll is to be taken and the manner in which the votes are to be counted. For avoidance of doubt, no resolution of the members may be passed as written resolution under the Acts or otherwise.

49.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that on which the poll has been demanded may be proceeded with pending the taking of the poll.

50.	No notice need be given of a poll not taken immediately. The result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded. On a poll, a Holder entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

ADVANCE NOTICE OF MEMBER BUSINESS AND NOMINATIONS

51.	Without qualification or limitation, subject to article 61, for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 39, the member must have given timely notice thereof (including, in the case of nominations, the completed and signed questionnaire, representation and agreement required by article 62 or article 97(b), as applicable), in writing to the Secretary, and such other business must otherwise be a proper matter for member action; provided, however, that if such member wishes to have their nomination or nominations for Director included in the Company’s proxy materials for the applicable annual general meeting, then such member shall comply with the notice requirements set forth in article 97(b) in lieu of the notice requirements contained in articles 51-52, 55-60 and 62.

52.	To be timely, a member’s notice for any nominations or any other business to be properly brought before an annual general meeting by a member pursuant to article 39 shall be delivered to the Secretary at the Office not earlier than the close of business on the 70th calendar day nor later than the 45th calendar day prior to the first anniversary of the day of release to members of the Company’s definitive proxy statement issued pursuant to Regulation 14A of the Exchange Act in respect of the preceding year’s annual general meeting; provided however, in the event that no annual general meeting of the members was held in the previous year (other than in respect of the first annual general meeting of the Company) or the date of the annual general meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the member must be so delivered not earlier than the close of business on the 100th calendar day prior to the date of such annual general meeting and not later than the close of business on (a) 75 calendar days prior to the day of the contemplated annual general meeting or (b) the 10th calendar day after the day on which public announcement or other notification to the members of the date of the contemplated annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

53.	Subject to article 61, in the event the Company calls an extraordinary general meeting of members for the purpose of electing one or more directors to the Board, any member may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Company’s notice of meeting, provided that the member gives timely notice thereof (including the completed and signed questionnaire, representation and agreement required by article 62), in writing, to the Secretary.

54.	To be timely, a member’s notice for any nomination to be properly brought before such an extraordinary general meeting shall be delivered to the Secretary at the Office not earlier than the close of business on the 90th calendar day prior to the date of such extraordinary general meeting and not later than the later of the close of business on (a) the 60th calendar day before the date of the extraordinary general meeting or (b) the date that is ten days after the day on which public announcement of the date of the extraordinary general meeting and of the nominees proposed by the Board to be elected at such meeting is first made by the Company. In no event shall any adjournment or postponement of an extraordinary general meeting, or the public announcement thereof, commence a new time period for the giving of a member’s notice as described above.

55.	To be in proper form, a member’s notice (whether given pursuant to articles 51-52 or articles 53-54) to the Secretary must include the following, as applicable:

56.

As to the member giving the notice and the Beneficial Owner or Beneficial Owners, if any, on whose behalf the nomination or proposal is made, a member’s notice must set forth: (a) the name and address of such member, as they appear on the Company’s books, of such Beneficial Owner or Beneficial Owners, if any, and of their respective affiliates or associates or others acting in concert therewith, (b) (i) the class or series and number of shares of the Company which are, directly or indirectly, Beneficially Owned and owned of record by such member, such Beneficial Owner or Beneficial Owners and their respective affiliates or associates or others acting in concert therewith, (ii) any option, warrant, convertible security, share appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, or any derivative or synthetic arrangement having the characteristics of a long position in any class or series of shares of the Company, or any contract, derivative, swap or other transaction or series of transactions designed to produce economic benefits and risks that correspond substantially to the ownership of any class or series of shares of the Company, including due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Company, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Company, through the delivery of cash or other property, or otherwise, and without regard to whether the member, the Beneficial Owner or Beneficial Owners, if any, or any affiliates or associates or others acting in concert therewith, may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company (any of the foregoing, a “Derivative Instrument”) directly or indirectly Beneficially Owned by such member, the Beneficial Owner or Beneficial Owners, if any, or any affiliates or associates or others acting in concert therewith, (iii) any proxy, contract, arrangement, understanding, or relationship pursuant to which such member has a right to vote any class or series of shares of the Company, (iv) any agreement, arrangement, understanding, relationship or otherwise, including any repurchase or similar so-called “stock borrowing” agreement or arrangement, involving such member, directly or indirectly, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of any class or series of the shares of the Company by, manage the risk of share price changes for, or increase or decrease the voting power of, such member with respect to any class or series of the shares of the Company, or which provides, directly or indirectly, the opportunity to profit or share in any profit derived from any decrease in the price or value of any class or series of the shares of the Company (any of the foregoing, a “Short Interest”), (v) any rights to dividends on the shares of the Company Beneficially Owned by such member that are separated or separable from the underlying shares of the Company, (vi) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such member is a general partner or, directly or indirectly, Beneficially Owns an interest in a general partner of such general or limited partnership, (vii) any performance-related fees (other than an asset-based fee) that such member is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of such member’s immediate family sharing the same household, (viii) any significant equity interests or any Derivative Instruments or Short Interests in any principal competitor of the Company held by such member, and (ix) any direct or indirect interest of such member in any contract with the Company, any affiliate of the Company or any principal competitor of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (c) a representation that such member intends to appear in person or by proxy at the general meeting to introduce the business specified in the agenda item included in such notice, (d) the dates upon which the member acquired such shares and (e) any other information relating to such member and Beneficial Owner or Beneficial Owners, if any, that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Regulation 14A of the Exchange Act.

57.	If the notice relates to any business other than a nomination of a director or directors that the member proposes to bring before the meeting, a member’s notice must, in addition to the matters set forth in article 56, also set forth: (a) a brief description of the business desired to be brought before the meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such proposal or business includes a proposal to amend these articles, the text of the proposed amendment), (b) such member’s and Beneficial Owner’s or Beneficial Owners’ reasons for conducting such business at the meeting and (c) any material interest of such member and Beneficial Owner or Beneficial Owners, if any, in such business and a description of all agreements, arrangements and understandings between such member and Beneficial Owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such member.

58.	As to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in article 56, also set forth: (a) the name and residence address of any person or persons to be nominated for election as a Director by such member (b) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such member and Beneficial Owner or Beneficial Owners, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K under the Exchange Act if the member making the nomination and any Beneficial Owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant (c) such other information regarding each nominee proposed by such member as would be required to be disclosed in solicitations of proxies for contested elections of directors, or would be otherwise required to be disclosed, in each case pursuant to Regulation 14A under the Exchange Act, including any information that would be required to be included in a proxy statement filed pursuant to Regulation 14A had the nominee been nominated by the Board and (d) the written consent of each nominee to be named in a proxy statement and to serve as a Director of the Company if so elected.

59.	With respect to each person, if any, whom the member proposes to nominate for election or re-election to the Board, a member’s notice must, in addition to the matters set forth in articles 56 and 58 above, also include a completed and signed questionnaire, representation and agreement required by article 62. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable member’s understanding of the independence, or lack thereof, of such nominee.

60.	Notwithstanding the provisions of these articles, a member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in articles 51-62; provided, however, that any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the separate and additional requirements set forth in these articles with respect to nominations or proposals as to any other business to be considered pursuant to articles 38-42.

61.	Nothing in these articles shall be deemed to affect any rights (a) of members to request inclusion of proposals in the Company’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of members of the Company to bring business before an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts. Subject to Rule 14a-8 under the Exchange Act, and except as provided otherwise in article 97(b), nothing in these articles shall be construed to permit any member, or give any member the right, to include or have disseminated or described in the Company’s proxy statement any nomination of director or directors or any other business proposal.

62.	Subject to the rights of members of the Company to propose nominations at an extraordinary general meeting pursuant to the valid exercise of power granted to them under the Acts, to be eligible to be a nominee for election or re-election as a director of the Company, a person must deliver (in accordance with the time periods prescribed for delivery of notice under articles 52 and 54) to the Secretary at the Office a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (a) is not and, if elected as a director of the Company during his or her term office, will not become a party to (i) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Company, with such person’s fiduciary duties under applicable law, (b) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (c) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

VOTES OF MEMBERS

63.	Subject to article 65 and any special rights or restrictions as to voting for the time being attached by or in accordance with these articles to any class of shares, on a poll every member who is present in person or by proxy shall have one vote for each share of which he is the Holder.

64.	When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.

65. (a)	A member of unsound mind, a member who has made an enduring power of attorney or a member in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, by his committee, donee of an enduring power of attorney, receiver, guardian or other person appointed by that court and any such committee, donee of an enduring power of attorney, receiver, guardian or other person may vote by proxy. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy and in default the right to vote shall not be exercisable.

(b)	If the Company is listed on any foreign stock exchange the Company shall be permitted to comply with the relevant rules and regulations (if any) that are applied in that jurisdiction with regard to this article 65, notwithstanding anything contained in this article 65.

(c)	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.

66.	Votes may be given either personally or by proxy.

67. (a)	Every member entitled to attend and vote at a general meeting may appoint one or more proxies to attend, speak and vote on his behalf. The appointment of a proxy shall be in any form consistent with the Acts which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate must sign a form of proxy under its common seal (if applicable) or under the hand of a duly authorised officer or attorney thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve and subject to any requirements of the Acts. An instrument of other form of communication appointing or evidencing the appointment of a proxy or a corporate representative (other than a standing proxy or representative) together with such evidence as to its due execution as the board may from time to time require, may be returned to the address or addresses stated in the notice of meeting or adjourned meeting or any other information or communication by such time or times as may be specified in the notice of meeting or adjourned meeting or in any other such information or communication (which times may differ when more than one place is so specified) or, if no such time is specified, at any time prior to the holding of the relevant meeting or adjourned meeting at which the appointee proposes to vote, and, subject to the Acts, if not so delivered the appointment shall not be treated as valid.

(b)	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such electronic or internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.

(c)	Without limiting the foregoing, in relation to any shares which are held in uncertificated form, the Directors may from time to time permit appointments of a proxy to be made by means of electronic communication in the form of an Uncertificated Proxy Instruction, (that is, a properly authenticated dematerialised instruction, and or other instruction or notification, which is sent by means of the relevant system concerned and received by such participant in that system acting on behalf of the Company as the Directors may prescribe in such form and subject to such terms and conditions as may from time to time be prescribed by the Directors (subject always to the facilities and requirements of the relevant system concerned)); and may in a similar manner permit supplements to, or amendments or revocations of, any such Uncertificated Proxy Instruction to be made by like means. The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and or other instruction or notification) is to be treated as received by the Company or such participant. The Directors may treat any such Uncertificated Proxy Instruction which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of a person sending that instruction to send it on behalf of that Holder.

68.	Any body corporate which is a member of the Company may authorise such person or persons as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.

69.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.

70.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates.

71. (a)	A vote given in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts.

(b)	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.

DIRECTORS

72.	Subject to article 94, the number of Directors shall not be less than seven (the “prescribed minimum”) nor more than eleven and shall be determined by the Board (the “Authorised Number”). The continuing Directors may act notwithstanding any vacancy in their body provided that, if the number of the Directors is reduced below the prescribed minimum, the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors so that the Board comprises such minimum or shall convene a general meeting of the Company for the purpose of making such appointment. If, at any general meeting of the Company, (a) the Chairman determines that the number of persons properly nominated to serve as Directors exceeds the Authorised Number and (b) the number of Directors is reduced below the Authorised Number due to the failure of one or more Directors to be elected or re-elected (as the case may be) by way of a majority of the votes cast at that meeting or any adjournment thereof, then from the persons properly nominated to serve as Directors those receiving the highest number of votes in favour of election or re-election (as the case may be) shall be elected or re-elected (as the case may be ) to the Board so that the number of Directors equals the Authorised Number and shall be Directors until the next annual general meeting. Where the number of Directors falls to less than the Authorised Number and there are no Director or Directors capable of acting then any two members may summon a general meeting for the purpose of appointing Directors. Any additional Director so appointed shall hold office (subject to the provisions of the Acts and these articles) only until the conclusion of the annual general meeting of the Company next following such appointment. If, at any meeting of the Company, resolutions are passed by a majority of the votes cast at that meeting or any adjournment thereof in respect of the election or re-election (as the case may be) of Directors which would result in the Authorised Number being exceeded, then those Director(s), in such number as exceeds such Authorised Number, receiving at that meeting the lowest number of votes in favour of election or re-election (as the case may be) shall, notwithstanding the passing of any resolution by a majority of the votes cast at that meeting or any adjournment thereof in their favour, not be elected or re-elected (as the case may be) to the Board; provided, that nothing in this provision will require or result in the removal of a Director whose election or re-election to the Board was not voted on at such meeting.

73.	Each Director shall be entitled to receive as compensation for such Director’s services as a Director or committee member or for attendance at meetings of the Board or committees, or both, such amounts (if any) as shall be fixed from time to time by the Board or a committee. Each Director shall be entitled to reimbursement for reasonable traveling expenses incurred by such Director in attending any such meeting.

74.	The Board or a committee may from time to time determine that, all or part of any fees or other compensation payable to any Director shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities (including, without limitation, deferred stock units), on such terms as the Board or a committee may determine.

75.	No shareholding qualification for Directors shall be required. A Director (whether or not a member of the Company) shall be entitled to attend and speak at general meetings.

76.	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.

BORROWING POWERS

77.	Subject to the Acts, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.

POWERS AND DUTIES OF THE DIRECTORS

78.	The business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and registering the Company and may exercise all such powers of the Company as are not, by the Acts or by these articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any of these articles and to the provisions of the Acts.

79.	The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

80.	The Company may have, for use in any place abroad, an official seal.

81.	A Director who is in any way, whether directly or indirectly, interested in a contract, transaction or arrangement or proposed contract, transaction or arrangement with the Company shall, in accordance with section 231 of the Acts declare the nature of his interest at a meeting of the Directors in accordance with the Acts.

82.	A Director may vote in respect of any contract, appointment or arrangement in which he is interested, and he shall be counted in the quorum present at the meeting.

83.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of statutory auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.

84.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.

85.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as statutory auditor to the Company.

86.	A Director may use the property of the Company pursuant to or in connection with: the exercise or performance of his or her duties, functions and powers as Director or employee; the terms of any contract of service or employment or letter of appointment; and, or in the alternative, any other usage authorised by the Directors (or a person authorised by the Directors) from time to time; and including in each case for a Director’s own benefit or for the benefit of another person.

87.	As recognised by section 228(1)(e) of the Act, the directors may agree to restrict their power to exercise an independent judgment but only where this has been expressly approved by a resolution of the board of directors of the Company.

88.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.

89.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

90.

The Directors may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependants of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Provided that any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.

DISQUALIFICATION OF DIRECTORS

91.	The office of a Director shall be vacated ipso facto if the Director:

(a)	is restricted or disqualified to act as a Director under the provisions of the Acts; or

(b)	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or

(c)	is removed from office under article 95.

APPOINTMENT, ROTATION AND REMOVAL OF DIRECTORS

92.	At every annual general meeting of the Company, all of the Directors shall retire from office unless re-elected by Ordinary Resolution at the annual general meeting. A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.

93.	If, before the expiration of his or her term of office, a Director should be replaced for whatever reason, the term of office of the newly elected member of the Board shall expire at the end of the term of office of his or her predecessor.

94.	The Company may from time to time by Variation Resolution increase or reduce the minimum or maximum number of Directors as set out in article 72, provided however that if a majority of the Board makes a recommendation to the members to change the minimum or maximum number of Directors, then an Ordinary Resolution to increase or reduce such minimum or maximum number shall be required.

95.	The Company may, by Ordinary Resolution, in accordance with the Acts, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.

96.	The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under article 95 and without prejudice to the powers of the Directors under article 72 the Company in general meeting by Ordinary Resolution may appoint any person to be a Director either to fill a casual vacancy or as an additional Director, subject to the maximum number of Directors set out in article 72.

97.	The Directors shall be individuals appointed as follows:

(a)	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.

(b) (i)

Whenever the Board solicits proxies with respect to the election of Directors at an annual general meeting, in addition to any persons nominated for election to the Board by or at the direction of the Board or any committee thereof, subject to the provisions of this article 97(b), the Company shall (1)

include in its notice of meeting and proxy materials, as applicable, for any annual general meeting of shareholders (A) the name of any person nominated for election (the “Shareholder Nominee”) pursuant to a Notice of Proxy Access Nomination (as defined below) submitted to the Company in accordance with this article 97(b) by an owner (as defined below) who is entitled to vote at the annual general meeting and who satisfies the applicable notice, ownership and other requirements of this article 97(b) (a “Nominator”), or by a group of no more than 20 such owners who are each entitled to vote at the annual general meeting (collectively, a “Nominator Group”) and who, collectively as a Nominator Group, satisfy the notice, ownership and other requirements of this article 97(b) applicable to a Nominator Group; provided that, in the case of a Nominator Group, each member thereof (each a “Group Member”) shall also have satisfied the notice, ownership and other requirements of this article 97(b) applicable to Group Members, and (B) subject to sub-paragraph (x) of this article 97(b), if the Nominator or the Nominator Group, as applicable, so elects, the Nomination Statement (as defined below) furnished by such Nominator or Nominator Group; and (2) include such Shareholder Nominee’s name on any ballot distributed at such annual general meeting and on the Company’s proxy card (as well as any other portal or format through which the Company permits proxies to be submitted) distributed in connection with such annual general meeting. Nothing in this article 97(b) shall limit the Company’s ability to solicit against, and include in its proxy materials its own statements relating to, any Shareholder Nominee, Nominator or Nominator Group, or to include such Shareholder Nominee as a nominee of the Board.

(ii)

At each annual general meeting, a Nominator or Nominator Group may nominate one or more Shareholder Nominees for election at such meeting pursuant to this article 97(b); provided that the maximum number of Shareholder Nominees nominated by all Nominators and Nominator Groups (including Shareholder Nominees that were submitted by a Nominator or Nominator Group for inclusion in the Company’s proxy materials pursuant to this article 97(b) but are subsequently withdrawn or that the Board determines to nominate as Board nominees) appearing in the Company’s proxy materials with respect to an annual general meeting shall not exceed the greater of (1) two nominees or (2) 20% of the total number of Directors in office as of the Final Proxy Access Deadline (as defined below), or if such number is not a whole number, the closest whole number below 20% (the greater of (1) and (2) being the “Maximum Number”). The Maximum Number shall be reduced, but not below zero, by the number of Directors that the Board decides to nominate for re-election who were previously elected to the Board pursuant to (A) a nomination made pursuant to this article 97(b) or (B) an agreement or other arrangement with one or more shareholders to elect such Directors in lieu of them being nominated pursuant to this article 97(b), in each case, at one of the previous two annual general meetings. If one or more vacancies for any reason occurs on the Board at any time after the Final Proxy Access Deadline but before the date of the applicable annual general meeting and the Board resolves to reduce the size of the Board in connection therewith, the Maximum Number shall be calculated based on the number of Directors in office as so reduced. Any Nominator or Nominator Group submitting more than one Shareholder Nominee for inclusion in the Company’s proxy materials pursuant to this article 97(b) shall rank in its Notice of Proxy Access Nomination such Shareholder Nominees based on the order that the Nominator or Nominator Group desires such Shareholder Nominees to be selected for inclusion in the Company’s proxy materials in the event that the total number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 97(b) exceeds the Maximum Number. In the event that the number of Shareholder Nominees submitted by Nominators or Nominator Groups pursuant to this article 97(b) exceeds the Maximum Number, the highest ranking Shareholder Nominee who meets the requirements of this article 97(b) from each Nominator and Nominator Group will be selected for inclusion in the Company’s proxy materials until the Maximum Number is reached, beginning with the highest ranking Shareholder Nominee submitted by the Nominator or Nominator Group with the largest number of shares disclosed as owned (as defined below) in its respective Notice of Proxy Access Nomination submitted to the Company and proceeding through the highest ranking Shareholder Nominee submitted by each Nominator or Nominator Group in descending order of ownership. If the Maximum Number is not reached after the highest ranking Shareholder Nominee who meets the requirements of this article 97(b) from each Nominator and Nominator Group has been selected, this process will continue as many times as necessary, following the same order each time, until the Maximum Number is reached.

(iii)	To be timely, the Notice of Proxy Access Nomination must be delivered to the Secretary at the Office not earlier than 150 days nor later than 120 days prior to the first anniversary of the date on which the Company’s definitive proxy statement was released to shareholders in connection with the prior year’s annual general meeting; provided, however, that if the annual general meeting is convened more than 30 days prior to or delayed by more than 60 days after the first anniversary of the preceding year’s annual general meeting, or if no annual general meeting was held in the preceding year, the Notice of Proxy Access Nomination must be so received not later than the close of business on the later of (x) the 90th day prior to the annual general meeting or (y) the 10th day following the day on which a public announcement of the date of the annual general meeting is first made (the last day on which a Notice of Proxy Access Nomination may be delivered pursuant to and in accordance with this article 97(b), the “Final Proxy Access Deadline”); provided further that in no event shall any adjournment or postponement of an annual general meeting, or the public announcement thereof, commence a new time period or extend any time period provided in this article 97(b). The written notice required by this article 97(b) (the “Notice of Proxy Access Nomination”) shall include:

(1)	a written notice of the nomination by such Nominator or Nominator Group expressly electing to have its Shareholder Nominee(s) included in the Company’s proxy materials pursuant to this article 97(b);

(2)	if the Nominator or Nominator Group so elects, a written statement of the Nominator or Nominator Group for inclusion in the Company’s proxy statement in support of the election of its Shareholder Nominee(s) to the Board, which statement shall not exceed 500 words with respect to each Shareholder Nominee (the “Nomination Statement”);

(3)	in the case of a nomination by a Nominator Group, the designation by all Group Members of one specified Group Member that is authorised to act on behalf of all Group Members with respect to the nomination and matters related thereto, including withdrawal of the nomination;

(4)

a statement of the Nominator, or, in the case of a Nominator Group, each Group Member, setting forth and certifying the number of shares such Nominator or Group Member is deemed to own (as determined in accordance with sub-paragraph (iv) of this article 97(b)) continuously for at least three years as of the date of the Notice of Proxy Access Nomination, and if any such persons are not record holders of the shares they are deemed to own, one or more written statements from the record holder of such shares, and from each intermediary through which such shares are or have been held during the requisite three-year holding period, verifying that, as of a date within seven days prior to the date that the Notice of Proxy Access Nomination is received by the Secretary, the Nominator or the Group Member, as the case may be, owns, and has owned continuously for the preceding three years, such number of shares, and the Nominator’s or, in the case of a Nominator Group, each Group Member’s, agreement to provide (A) within seven days after the record date for the applicable annual general meeting, written statements certifying the number of shares that the Nominator or the Group Member, as the case may be, has continuously owned through the record date, and (B) prompt notice if the Nominator or the Group Member, as the case may be, ceases to own any such shares following the record date and prior to the date of the applicable annual general meeting;

(5)	a copy of the Schedule 14N that has been or is being concurrently filed with the U.S. Securities and Exchange Commission as required by Rule 14a-18 under the Exchange Act;

(6)	a representation by the Nominator, or, in the case of a Nominator Group, each Group Member: (A) that the Required Shares were acquired in the ordinary course of business and not with intent to change or influence control of the Company, and each such person does not presently have such intent, (B) that each such person has not nominated, and will not nominate, for election to the Board at the applicable annual general meeting any person other than its Shareholder Nominee(s) pursuant to this article 97(b), (C) that each such person has not distributed, and will not distribute, to any shareholders any form of proxy for the applicable annual general meeting other than the form to be distributed by the Company, (D) that each such person has not engaged and will not engage in, and has not been and will not be a participant (as defined in Schedule 14A of the Exchange Act) in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the applicable annual general meeting, other than its Shareholder Nominee(s) or a nominee of the Board and (E) that each such person consents to the public disclosure of the information provided pursuant to this article 97(b) that is required to be disclosed in the Company’s proxy statement or any other proxy soliciting materials under Section 14(a) of the Exchange Act or the rules and regulations promulgated thereunder; and

(7)	an executed agreement, in a form deemed satisfactory by the Board acting in good faith (which form shall be provided by the Secretary promptly upon written request), pursuant to which the Nominator or, in the case of a Nominator Group, each Group Member agrees to (A) comply with all applicable laws, rules and regulations applicable to the nomination of each Shareholder Nominee pursuant to this article 97(b), (B) assume all liability, and indemnify and hold harmless the Company and each of its Directors, officers, employees, agents and affiliates individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Company or any of its Directors, officers, employees, agents and affiliates, arising out of such person’s solicitations or communications with the shareholders of the Company or out of the information that such person has provided to the Company, in each case, in connection with the nomination submitted by such person pursuant to this article 97(b), and (C) file with the U.S. Securities and Exchange Commission any solicitation or other communication with the Company’s shareholders relating to the meeting at which the Shareholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from such filing is available for such solicitation or other communication under Regulation 14A of the Exchange Act.

(iv)

To nominate any such Shareholder Nominee pursuant to this article 97(b), the Nominator shall have owned or, in the case of a Nominator Group, the Group Members collectively as a Nominator Group shall have owned, shares representing 3% or more of the voting power, entitled to vote generally in the election of Directors, of the voting shares that are issued and outstanding as of the most recent date for which such amount is set forth in any filing by the Company with the U.S. Securities and Exchange Commission prior to the date the Proxy Access Nomination is submitted to the Company (the “Required Shares”) continuously for at least three years as of the date the Notice of Proxy Access Nomination is submitted to the Company, and must continue to own the Required Shares at all times between the date the Notice of Proxy Access Nomination is submitted to the Company and the date of the applicable annual general meeting; provided that the aggregate number of owners whose share ownership is counted for the purposes of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are (i) under common management and investment control, (ii) under common management and funded primarily by the same employer or (iii) a “family of investment companies” or “group of investment companies,” as such terms are defined in the Investment Company Act of 1940, as amended, of the United States of America shall be treated as one owner, as the case may be, for the purpose of satisfying the foregoing ownership requirements; provided that each fund otherwise meets the requirements set forth in this article 97(b); and provided further that any such funds whose shares are aggregated and treated as being held by one owner for the purpose of satisfying the foregoing ownership requirements provide documentation reasonably satisfactory to the Company that demonstrates that the funds satisfy the conditions set forth in this article 97(b)(iv) to be treated as one owner within seven days after the Notice of Proxy Access Nomination is delivered to the Company. No owner may be a member of more than one Nominator Group for the purposes of this article 97(b), and if any owner purports to be a member of more than one Nominator Group, it shall only be deemed to be a member of the Nominator Group purporting to have the largest ownership position.

For purposes of this article 97(b), “ownership” shall be deemed to consist of and include only the outstanding shares as to which a person possesses both (i) the full voting and investment rights pertaining to such shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the ownership of shares calculated in accordance with clauses (i) and (ii) above shall not include any shares (1) that a person or any of its affiliates has sold in any transaction that has not been settled or closed, (2) that a person or any of its affiliates has borrowed for any purposes or purchased pursuant to an agreement to resell or (3) that are subject to any Derivative Instrument (as defined below) or similar agreement entered into by a person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or such person’s affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such person’s or such person’s affiliates’ shares. “Ownership” shall include shares held in the name of a nominee or other intermediary so long as the person claiming ownership of such shares retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A person’s ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person. In addition, a person’s ownership of shares shall be deemed to continue during any period in which the person has loaned such shares, provided that the person has the power to recall such loaned shares on not more than five U.S. business days’ notice. The determination of whether the requirements of “ownership” of shares for purposes of this article 97(b) are met shall be made by the Board acting in good faith. For the purposes of this article 97(b), the terms “own” “owned,” “owner” and “owning” and other variations of the word “own” shall have correlative meanings. For the purposes of this article 97(b), the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under the rules and regulations of the Exchange Act.

(v)	In addition to the representations, agreements and other information required to be furnished by the Nominator and Shareholder Nominee pursuant to this article 97(b), the Notice of Proxy Access Nomination shall set forth as of the date of such notice:

(1)	with respect to the Nominator or, in the case of a Nominator Group, with respect to each Group Member:

(A)	the name and address of each such person;

(B)	(aa) the class or series and number of shares of the Company that are, directly or indirectly, owned beneficially and of record by each such person; (bb) any Derivative Instrument (as defined above) directly or indirectly owned beneficially by each such person; (cc) any proxy, contract, arrangement, understanding or relationship pursuant to which such person is a party and has a right to vote, directly or indirectly, any class or series of shares of the Company; (dd) any Short Interest (as defined above) held by each such person; (ee) any rights to dividends on the shares of the Company directly or indirectly owned beneficially by each such person that are separated or separable from the underlying shares of the Company; (ff) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such person is a general partner or, directly or indirectly, beneficially owns an interest in a general partner; and (gg) any performance-related fees (other than an asset-based fee) that such person is entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, including without limitation any such interests held by members of each such person’s immediate family sharing the same household; and

(C)	any other information relating to each such person and the nomination that would be required to be disclosed in a proxy statement, form of proxy or other filings required to be made in connection with solicitations of proxies for the election of directors at an annual general meeting in a contested election pursuant to Regulation 14A of the Exchange Act; and

(2)	with respect to each Shareholder Nominee(s):

(A)	all of the information required to be furnished by the Nominator pursuant to article 97(b)(v)(1);

(B)	the age and residence address of such person; and

(C)	the principal occupation or employment of such person.

(vi)

For the avoidance of doubt, with respect to any nomination submitted by a Nominator Group pursuant to this article 97(b), the information required by sub-paragraphs (iii) and (v) of this article 97(b) to be included in the Notice of Proxy Access Nomination shall be provided by each Group Member and each such Group Member shall execute and deliver to the Secretary at the Office the representations and agreements required under sub-paragraph (iii) of this article 97(b) at the time the Notice of Proxy Access Nomination is submitted to the Company (or, in the case of any person who becomes a Group Member after such date, within five days of becoming a Group Member). In the event that the Nominator, Nominator Group or any Group Member shall have breached any of their agreements with the Company, or any information included in the Nomination Statement or otherwise provided by the Nominator, Nominator Group or any Group Member to the Company or its shareholders, ceases to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), such Nominator, Nominator Group or Group Member, as the case may be, shall promptly (and in any event within 5 days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Secretary of any such breach or inaccuracy or omission in such previously provided information and shall provide the information that is required to correct any such defect, if applicable. All such information included in the Notice of Proxy Access Nomination shall be updated and supplemented to the extent that such update and supplement is necessary to ensure that such information is true and correct in all material respects (a) as of the record date for determining the shareholders entitled to notice of the annual general meeting and (b) as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the shareholders entitled to vote at the meeting is less than 15 days prior to the meeting or any adjournment or postponement thereof, the information is only required to be updated and supplemented as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary at the Office not later than five days after the record date for determining the shareholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the shareholders entitled to notice of the meeting) and not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or adjournment or postponement thereof). Notwithstanding anything to the contrary set forth herein, if any Nominator, Nominator Group or Group Member has failed to comply with the requirements of this article 97(b), the Board or the Chairman shall declare the nomination by such Nominator or Nominator Group to be invalid, and such nomination shall be disregarded.

(vii)	Shareholder Nominee Requirements.

(1)	Within the time period specified in this article 97(b) for delivering the Notice of Proxy Access Nomination, each Shareholder Nominee must deliver to the Secretary at the Office a written representation and agreement, which shall be deemed a part of the Notice of Proxy Access Nomination for purposes of this article 97(b), that such person: (A) consents to be named in the proxy statement as a nominee, to serve as a Director if elected and to the public disclosure of the information provided pursuant to this article 97(b) that is required to be disclosed in the Company’s proxy statement or proxy soliciting materials under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (B) is not and will not become a party to any Voting Commitment that has not been disclosed to the Company; (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Company; and (D) would be in compliance, if elected as a Director of the Company, and will comply with all applicable corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company publicly disclosed from time to time.

(2)	At the request of the Company, each Shareholder Nominee must promptly submit (but in no event later than ten days after receipt of the request) to the Secretary at the Office all completed and signed questionnaires reasonably requested by the Company, which are generally required to be completed by all of the Company’s Directors. The Company may request such additional information as is reasonably necessary to permit the Board to determine if each Shareholder Nominee is independent under the listing standards of each principal securities exchange upon which the Company’s shares are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors and to determine whether the nominee otherwise meets all other publicly disclosed standards applicable to Directors.

(3)	In the event that the Shareholder Nominee shall have breached any of their agreements with the Company or any information or communications provided by a Shareholder Nominee to the Company or its shareholders ceases to be true and correct in any respect or omits a fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, such nominee shall promptly (and in any event within five days of discovering such breach or that such information has ceased to be true and correct in all material respects (or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading)) notify the Secretary of any such breach, inaccuracy or omission in such previously provided information and of the information that is required to make such information or communication true and correct in all material respects, if applicable.

(viii)	In the event any Nominator or Nominator Group submits a nomination at an annual general meeting and such Shareholder Nominee shall have been nominated for election pursuant to this article 97(b) at any of the previous two annual general meetings and such Shareholder Nominee shall not have received at least 25% of the votes cast in favor of such nominee’s election, or such Shareholder Nominee withdrew from or became ineligible or unavailable for election to the Board, then such nomination shall be disregarded.

(ix)	Notwithstanding anything to the contrary contained in this article 97(b), the Company shall not be required to include, pursuant to this article 97(b), a Shareholder Nominee in its proxy materials for any annual general meeting, or, if the proxy statement already has been filed, to submit the nomination of a Shareholder Nominee to a vote at the annual general meeting (notwithstanding that proxies in respect of such vote may have been received by the Company):

(1)	for any meeting for which the Secretary receives timely notice in proper form stating that any member intends to nominate one or more persons for election to the Board pursuant to articles 51-52;

(2)	who is not independent under the listing standards of each principal securities exchange upon which the shares of the Company are listed, any applicable rules of the U.S. Securities and Exchange Commission and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Company’s Directors, in each case as determined by the Board acting in good faith;

(3)	who does not meet the audit committee independence requirements under the rules of any securities exchange upon which the shares of the Company are listed or qualify as a “non-employee Director” for the purposes of Rule 16b-3 under the Exchange Act (or any successor rule) or as an “outside Director” for the purposes of Section 162(m) of the Internal Revenue Code of 1986, in each case as determined by the Board acting in good faith;

(4)	whose election as a member of the Board would cause the Company to be in violation of these articles, the Company’s memorandum of association, the rules and listing standards of the principal securities exchanges upon which the shares of the Company are listed, or any applicable law, rule or regulation or of any publicly disclosed standards of the Company applicable to Directors, in each case as determined by the Board acting in good faith;

(5)	who is an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914;

(6)	who is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten years;

(7)	who is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, of the United States of America;

(8)	if the Shareholder Nominee or Nominator, or, in the case of a Nominator Group, any Group Member (or any owner on whose behalf the nomination is made) shall have provided information to the Company in connection with such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make any statement made, in light of the circumstances under which it was made, not misleading, as determined by the Board acting in good faith;

(9)	to the extent permitted under applicable law, the Nominator (or a qualified representative thereof) or, in the case of a Nominator Group, the representative designated by the Nominator Group in accordance with sub-paragraph (iii)(3) of this article 97(b) (or a qualified representative thereof), does not appear at the applicable annual general meeting to present the Shareholder Nominee for election; or

(10)	the Nominator or, in the case of a Nominator Group, any Group Member, or the applicable Shareholder Nominee, otherwise breaches or fails to comply in any material respect with its representations or agreements made to the Company in connection with the nomination of such Shareholder Nominee.

For the purpose of this sub-paragraph (ix), clauses (2) through (10) will result in the exclusion from the proxy materials pursuant to this article 97(b) of the specific Shareholder Nominee to whom the ineligibility applies, or, if the proxy statement already has been filed, the ineligibility of the Shareholder Nominee and, in either case, the inability of the Nominator or Nominator Group that nominated such Shareholder Nominee to substitute another Shareholder Nominee therefor; provided, however, clause (1) will result in the exclusion from the proxy materials pursuant to this article 97(b) of all Shareholder Nominees for the applicable annual general meeting, or, if the proxy statement already has been filed, the ineligibility of all Shareholder Nominees.

(x)	Notwithstanding anything to the contrary contained in this article 97(b), the Company may omit from its proxy materials any information, including all or any portion of the Nomination Statement, if the Board acting in good faith determines that the disclosure of such information would violate any applicable law or regulation or that such information is not true and correct in all material respects or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

98.	The Directors may appoint any person to fill the following positions:

(a)	Chairman of the Board:

If the Directors have elected a Director to be the Chairman, the Chairman shall preside at all meetings of the Board and at general meetings of the Company.

(b)	Secretary:

It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its Committees, and to authenticate records of the Company. The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit; and any Secretary so appointed may be removed by them.

A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.

(c)	Assistant Secretary:

Save as otherwise provided by the Board, the Assistant Secretary shall have such duties as the Secretary shall determine.

(d)	Such other officers as the Directors may, from time to time, determine, including but not limited to, Chief Executive Officer, president, chief financial officer, one or more vice presidents, treasurer, controller and assistant treasurer:

The powers and duties of all other officers are at all times subject to the control of the Directors, and any other officer may be removed at any time at the pleasure of the Board. Each officer shall hold office until his or her successor shall have been duly elected or appointed or until his or her prior death, resignation or removal.

In addition to the Board’s power to delegate to committees pursuant to article 104, the Board may delegate any of its powers to any individual Director or member of the management of the Company or any of its subsidiaries as it sees fit; any such individual shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on them by the Board.

PROCEEDINGS OF DIRECTORS

99. (a)	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be a majority of the Directors in office at the time when the meeting is convened. Questions arising at any meeting shall be decided by a majority of votes. Each director present and voting shall have one vote.

(b)	Any Director may participate in a meeting of the Directors by means of telephonic or other such communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any Director may be situated in any part of the world for any such meeting.

100.	The Chairman or a majority of the Directors may, and the Secretary on the requisition of the Chairman or a majority of the Directors shall, at any time summon a meeting of the Directors.

101.	The continuing Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

102.	The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office and may remove any such Chairman from time to time provided that any such removal shall not of itself be deemed to effect the removal of that person from his office as a Director) but if no such Chairman is elected, or if at any meeting the Chairman is unwilling to act or the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

103.	In the event of tie vote with respect to any resolution of the Board, the Chairman shall not have a casting or deciding vote.

104.	The Board may from time to time designate committees of the Board and may delegate any of its powers (with power to sub-delegate) to such committees, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any such delegation may be made subject to any conditions the Board may impose, and either collaterally with or to the exclusion of its own powers and may be revoked or altered. Adequate provision shall be made for notice to members of all meetings; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.

105.	A committee may elect a Chairman of its meeting. If no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chairman of the meeting.

106.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.

107.	Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than 48 hours before the date of the meeting, by telephone, email, or any other electronic means on not less than 24 hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director.

108.	A resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by all the Directors entitled to receive notice of a meeting of Directors or of a committee of Directors shall be as valid as if it had been passed at a meeting of Directors or (as the case may be) a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.

THE SEAL

109. (a)	The Directors shall ensure that the Seal (including any official securities seal kept pursuant to the Acts) shall be used only by the authority of the Directors or of a committee authorised by the Directors and that every instrument to which the seal shall be affixed shall be signed by a Director or some other person appointed by the Directors for that purpose.

(b)	The Company may exercise the powers conferred by the Acts with regard to having an official seal for use abroad and such powers shall be vested in the Directors.

DIVIDENDS AND RESERVES

110.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.

111.	The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.

112.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of the Acts.

113.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

114.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid. All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid; but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.

115.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company in relation to the shares of the Company.

116.	Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend or bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.

117.

Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods. In respect of shares in uncertificated form, where the Company is authorised to do so by or on behalf of the Holder or joint Holders in such manner as the Company shall from time to time consider sufficient, the Company may also pay any such dividend, interest or other moneys by means of the relevant system concerned (subject always to the facilities and requirements of that relevant system). Every such payment made by means of the relevant system shall be made in such manner as may be consistent with the facilities and requirements of the relevant system concerned. Without prejudice to the generality of the foregoing, in respect of shares in uncertificated form, such payment may include the sending by the Company or by any person on its behalf of an instruction to the operator of the relevant system to credit the cash memorandum account of the Holder or joint Holders.

118.	No dividend shall bear interest against the Company.

119.	If the Directors so resolve, any dividend which has remained unclaimed for twelve years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.

ACCOUNTS

120. (a)	The Directors shall cause the Company to keep adequate accounting records, which are sufficient to –

(b)	correctly record and explain the transactions of the Company;

(c)	enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;

(d)	enable the Directors to ensure that any financial statements of the Company and any directors’ report, required to be prepared under the Acts, comply with the requirements of the Acts and, where applicable, Article 4 of the IAS Regulation; and

(e)	enable those financial statements of the Company to be audited.

Accounting records shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year in accordance with the Acts. Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of the Acts and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit and loss of the Company, and if relevant, the Group and include any information and returns referred to in section 283(2) of the Act.

The Company may send a summary financial statement to its Members or persons nominated by any Member and the Company may meet, but shall be under no obligation to meet, any request from any of its Members to be sent additional copies of the documents required to be sent to Members by the Acts or any summary financial statement or other communications with its Members.

CAPITALISATION OF PROFITS

121.	Without prejudice to any powers conferred on the Directors as aforesaid and subject to the Directors’ authority to issue and allot shares under article 7, the Directors may resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts (including any capital redemption reserve fund, share premium account, any undenominated capital, any sum representing unrealised revaluation reserves, or other reserve account not available for distribution) or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). Whenever such a resolution is passed in pursuance of this article, the Directors shall make all appropriations and applications of the amounts resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any. Any such capitalisation will not require approval or ratification by the members of the Company.

122.	Without prejudice to any powers conferred on the Directors by these articles, and subject to the Directors’ authority to issue and allot shares under article 6, the Directors may resolve that any sum for the time being standing to the credit of any of the Company’s reserve accounts (including any reserve account available for distribution) or to the credit of the profit and loss account be capitalised and applied on behalf of the members who would have been entitled to receive that sum if it had been distributed by way of dividend (and in the same proportions) either in or towards paying up amounts for the time being unpaid on any shares held by them respectively, or in paying up in full unissued shares or debentures of the Company of a nominal amount equal to the sum capitalised (such shares or debentures to be allotted and distributed and credited as fully paid up to and amongst such Holders in the proportions aforesaid) or partly in one way and partly in another, so, however, that the only purposes for which sums standing to the credit of the capital redemption reserve fund or the share premium account or any undenominated capital shall be applied shall be those permitted by the Acts.

123.	The Directors may from time to time at their discretion, subject to the provisions of the Acts and, in particular, to their being duly authorised pursuant to the Acts, to allot the relevant shares, offer to the Holders of Ordinary Shares the right to elect to receive in lieu of any dividend or proposed dividend or part thereof an allotment of additional Ordinary Shares credited as fully paid. In any such case the following provisions shall apply.

(a)	The basis of allotment of the further shares shall be decided by the Board so that, as nearly as may can be considered convenient, the value of the further, including any fractional entitlement, is equal to the amount of the cash dividend which would otherwise have been paid. For these purposes the value of the further shares shall be calculated in such manner as may be determined by the Board, but the value shall not in any event be less than the nominal value of a share.

(b)	The Board shall give notice to the Holders of their rights of election in respect of the scrip dividend and shall specify the procedure to be followed in order to make an election.

(c)	The dividend or that part of it in respect of which an election for the scrip dividend is made shall not be paid and instead further shares shall be allotted in accordance with election duly made and the Board shall capitalise a sum equal to not less than the aggregate nominal value of, nor more than the aggregate “value” (as determined under article 123(a)) of, the shares to be allotted, as the Board may determine out of such sums available for the purpose as the Board may consider appropriate.

(d)	The Board may decide that the right to elect for any scrip dividend shall not be made available to Holders resident in any territory where, in the opinion of the Board, compliance by the Company with local laws or regulations would be unduly onerous.

(e)	The Board may do all acts and things considered necessary or expedient to give effect to the provisions of a scrip dividend election and the issue of any share in accordance with the provisions of this article 123, and may make such provisions as it thinks fit for the case of shares becoming distributable in fractions (including provisions under which, in whole or in part, the benefit of fractional entitlements accrues to the Company rather than to the Holders concerned).

(f)	The Board may from time to time establish or vary a procedure for election mandates, under which a holder of shares may, in respect of any future dividends for which a right of election pursuant to this article 123 is offered, elect to receive further shares in lieu of such dividend on the terms of such mandate.

124. (a)	The additional Ordinary Shares allotted pursuant to articles 121, 122 or 123 shall rank pari passu in all respects with the fully paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.

(b)	The Directors may do all acts and things considered necessary or expedient to give effect to any capitalisation pursuant to articles 121, 122 or 123 with full power to the Directors to make such provisions as they think fit where shares would otherwise have been distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the holders concerned). The Directors may authorise any person to enter on behalf of all the Holders interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

(c)	The Directors may on any occasion determine that rights of election shall not be offered to any Holders of Ordinary Shares who are citizens or residents of any territory where the making or publication of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.

AUDIT

125.	Statutory auditors shall be appointed and their duties regulated in accordance with the Acts or any statutory amendment thereof.

NOTICES

126.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).

127. (a)	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company;

(i)	by handing same to him or his authorised agent;

(ii)	by leaving the same at his registered address;

(iii)	by sending the same by the post in a pre-paid cover addressed to him at his registered address; or

(iv)	by sending the notice or document by means of electronic mail or making it available by other means of electronic communication approved by the Directors (including placing a copy of the notice or document on the website of the Company) PROVIDED THAT any Holder may require the Company to send him a physical copy of the notice or document by requesting the Company to do so PROVIDED FURTHER HOWEVER that such request is made after the date of adoption of this article and it may not take effect until 5 days after written notice of the request is received by the Company.

This article 127(a) constitutes permission of the use of electronic means within the meaning of section 218(3)(d) of the Act.

(b)	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and the notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.

(c)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(i) or (ii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).

(d)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iii) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of twenty-four hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.

(e)	Where a notice or document is given, served or delivered pursuant to sub-paragraph (a)(iv) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 48 hours after despatch.

(f)	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to sub-paragraph (a)(iv), if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.

(g)	Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or other area other than Ireland.

(h)	Without prejudice to the provisions of sub-paragraphs (a)(i) and (ii) of this article, if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.

128.	A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

129. (a)	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.

(b)	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

130.	A member present, either in person or by proxy, at any meeting of the Company or the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.

131.	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.

WINDING UP

132.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up or credited as paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up on the said shares held by them respectively. Provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.

133. (a)	In case of a sale by the liquidator under section 601 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract limit a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.

(b)	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.

134.

If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company

(whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.

INDEMNITY

135. (a)	Subject to the provisions of and so far as may be admitted by the Acts, every Director and the Secretary of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgement is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.

(b)	The Directors shall have power to purchase and maintain for any Director, the Secretary or any employees of the Company or its subsidiaries insurance against any such liability as referred to in section 235 of the Act.

(c)	As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgements, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of statutory auditor in relation to the Company.

(d)	In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of statutory auditor in relation to the Company.

(e)	Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.

(f)	As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.

(g)	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (a) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (b) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a scheme of arrangement, consolidation or merger in which the Company or a predecessor to the Company by scheme of arrangement, consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.

UNTRACED HOLDERS

136. (a)	The Company shall be entitled to sell at the best price reasonably obtainable any share or stock of a member or any share or stock to which a person is entitled by transmission if and provided that:

(i)	for a period of twelve years (not less than three dividends having been declared and paid) no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share or stock at his address on the Register or other last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission; and

(ii)	at the expiration of the said period of twelve years the Company has given notice by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address referred to in paragraph (a) of this article is located of its intention to sell such share or stock; and

(iii)	the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission.

(b)	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share or stock and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share or stock. The Company shall account to the member or other person entitled to such share or stock for the net proceeds of such sale by carrying all monies in respect thereof to a separate account which shall be a permanent debt of the Company and the Company shall be deemed to be a debtor and not a trustee in respect thereof for such member or other person. Monies carried to such separate account may either be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Directors may from time to time think fit.

(c)	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.

(d)	The Company may only exercise the powers granted to it in sub-paragraph (a) above in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in the Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.

(e)	Any stock transfer form to be executed by the Company in order to sell or transfer a share pursuant to sub-paragraph (a) may be executed in accordance with article 15(a).

DESTRUCTION OF DOCUMENTS

137.	The Company may implement such document destruction policies as it so chooses in relation to any type of documents (whether in paper, electronic or other formats), and in particular (without limitation to the foregoing) may destroy:

(a)	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;

(b)	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration; and

(c)	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it,

and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:

(i)	the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;

(ii)	nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) above are not fulfilled; and

(iii)	references in this article to the destruction of any document include references to its disposal in any manner.

SHAREHOLDER RIGHTS PLAN

138.	Subject to applicable law, the Directors are hereby expressly authorised to adopt and amend any shareholder rights plan (a “Rights Plan”) upon such terms and conditions as the Directors deem expedient and in the interests of the Company, including, without limitation, where the Directors are of the opinion that a Rights Plan could grant them additional time to gather relevant information or pursue strategies in response to or in anticipation of, or could prevent, a potential change of control of the Company or accumulation of shares in the Company or interest therein.

139.	The Directors may exercise any power of the Company to grant rights (including approving the execution of any documents relating to the grant of such rights) to subscribe for ordinary shares or preferred shares in the share capital of the Company (“Rights”) in accordance with the terms of a Rights Plan.

140.	For the purposes of effecting an exchange of Rights for ordinary shares or of effecting an exchange of Rights for ordinary shares or preferred shares in the share capital of the Company (an “Exchange”), the Directors may: (i) resolve to capitalise an amount standing to the credit of the reserves of the Company (including, but not limited to, the share premium account, capital redemption reserve and profit and loss account), whether or not available for distribution, being an amount equal to the nominal value of the ordinary or preferred shares which are to be exchanged for the Rights; and (ii) apply that sum in paying up in full ordinary shares or preferred shares and allot such shares, credited as fully paid, to those holders of Rights who are entitled to them under an Exchange effected pursuant to the terms of a Rights Plan.

141.	The common law duties of the Directors to the Company are hereby deemed amended and modified such that the adoption of a Rights Plan and any actions taken thereunder by the Directors (if so approved by the Directors) shall be deemed to constitute an action in the best interests of the Company in all circumstances, and an such action shall be deemed to be immediately confirmed, approved and ratified.

INTERESTED SHAREHOLDER TRANSACTIONS

142.	The Company shall not engage in any business combination (as defined below), at any point in time at which the Ordinary Shares of the Company are registered under Section 12(b) or 12(g) of the Exchange Act, with any interested shareholder (as defined below) for a period of three years following the time that such shareholder became an interested shareholder, unless:

(a)	prior to such time, the Board approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder, or

(b)	upon consummation of the transaction which resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of the Voting Shares of the Company outstanding at the time the transaction commenced, excluding for the purposes of determining the Voting Shares outstanding (but not the outstanding Voting Shares owned by the interested shareholder) those shares of the Company owned by (i) persons who are Directors and also officers or (ii) employee share plans in which employee participants do not have the right to determine confidentially whether shares of the Company held subject to the plan will be tendered in a tender or exchange offer, or

(c)	at or subsequent to such time, the business combination is approved by the Board and authorised at an annual or extraordinary meeting of shareholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding Voting Shares of the Company which are not owned by the interested shareholder.

(d)	The restrictions contained in this article 142 shall not apply if:

(i)	the Company, by action of its shareholders, adopts an amendment to these articles expressly deleting or deciding not to be bound by this article 142 provided that, in addition to any other vote required by law, such amendment to these articles must be approved by the affirmative vote of the holders of a majority in nominal value of the issued shares of the Company which carry an entitlement to vote at a general meeting of the Company. An amendment adopted pursuant to this article shall not be effective until 12 months after the adoption of such amendment and shall not apply to any business combination between the Company and any person who became an interested shareholder on or prior to such adoption;

(ii)	a shareholder becomes an interested shareholder inadvertently and (a) as soon as practicable divests itself of ownership of sufficient shares of the Company so that the shareholder ceases to be an interested shareholder; and (b) would not, at any time within the three-year period immediately prior to a business combination between the Company and such shareholder, have been an interested shareholder but for the inadvertent acquisition of ownership; or

(iii)	the business combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (a) constitutes one of the transactions described in the second sentence of this article; (b) is with or by a person who either was not an interested shareholder during the previous three years or who became an interested shareholder with the approval of the Board; and (c) is approved or not opposed by a majority of the members of the Board then in office (but not less than one) who were Directors prior to any person becoming an interested shareholder during the previous three years or were recommended for election or elected to succeed such Directors by a majority of such Directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Company; (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company (other than to any direct or indirect wholly-owned subsidiary or to the Company) having an aggregate market value equal to 50% or more of either that aggregate market value of all of the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; or (z) a proposed tender or exchange offer for 50% or more of the outstanding Voting Shares. The Company shall give not less than 20 calendar days’ notice to all interested shareholders prior to the consummation of any of the transactions described in (x) or (y) above.

(e)	For the purposes of this article 142, references to:

(i)	“associate” when used to indicate a relationship with any person, means: (a) any corporation, partnership, unincorporated association or other entity of which such person is a director, officer or partner or is, directly or indirectly, the owner of 20% or more of any class of Voting Shares; (b) any trust or other estate in which such person has at least a 20% beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such spouse, who has the same residence as such person.

(ii)	“business combination” when used in reference to the Company and any interested shareholder of the Company, means: (a) any merger, scheme of arrangement or consolidation of the Company or any direct or indirect majority-owned subsidiary of the Company (i) with the interested shareholder, or (ii) with any other company, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested shareholder and as a result of such merger or consolidation, article 142(e) is not applicable to the surviving entity; (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a shareholder of the Company, to or with the interested shareholder, whether as part of a dissolution or otherwise, of assets of the Company or of any direct or indirect majority-owned subsidiary of the Company which assets have an aggregate market value equal to 10% or more of either the aggregate market value of all the assets of the Company determined on a consolidated basis or the aggregate market value of all the outstanding shares of the Company; (c) any transaction which results in the issuance or transfer by the Company or by any direct or indirect majority-owned subsidiary of the Company of any shares of the Company or of such subsidiary to the interested shareholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which securities were outstanding prior to the time that the interested shareholder became such; (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into shares of the Company or any such subsidiary which security is distributed, pro rata to all holders of a class or series of shares of the Company subsequent to the time the interested shareholder became such; (C) pursuant to an exchange offer by the Company to purchase shares made on the same terms to all holders of said shares; or (D) any issuance or transfer of shares by the Company; provided, however, that in no case under items (B)-(D) of this article 142(e)(ii) shall there be an increase in the interested shareholder’s proportionate share of the shares of any class or series of the Company or of the Voting Shares of the Company (except as a result of immaterial changes due to fractional share adjustments); (d) any transaction involving the Company or any direct or indirect majority-owned subsidiary of the Company which has the effect, directly or indirectly, of increasing the proportionate share of the shares of any class or series, or securities convertible into the shares of any class or series, of the Company or of any such subsidiary which is owned by the interested shareholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares not caused, directly or indirectly, by the interested shareholder; or (e) any receipt by the interested shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Company), of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subsections (a)-(d) above) provided by or through the Company or any direct or indirect majority-owned subsidiary.

(iii)

“interested shareholder” means any person (other than the Company or any direct or indirect majority-owned subsidiary of the Company) that (a) is the owner of 15% or more of the outstanding Voting Shares of the Company, or (b) is an affiliate or associate of the Company and was the owner of 15% or more of the outstanding Voting Shares of the Company at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested shareholder, and the affiliates and associates of such person; provided, that the term “interested shareholder” shall not include any person whose ownership of shares of the Company in excess of the 15% limitation set forth herein is the result of any action taken solely by the Company; provided, that any such person shall be an interested shareholder if thereafter such person acquires additional Voting Shares of the Company, except as a result of further corporate action not caused, directly or indirectly, by such person. For the purpose of determining whether a person is an interested shareholder, the Voting Shares of the Company deemed to be outstanding shall include shares of the Company deemed to be owned by the person through application of the definition of “owner” in this article 142(e)(iii), but shall not include any other unissued shares of the Company which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(iv)	“owner,” “own” and “owned” when used with respect to any shares, means a person that individually or with or through any of its affiliates or associates: (a) beneficially owns such shares, directly or indirectly; (b) has (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; provided, that a person shall not be deemed the owner of shares tendered pursuant to a tender or exchange offer made by such person or any of such person’s affiliates or associates until such tendered shares are accepted for purchase or exchange; or (ii) the right to vote such shares pursuant to any agreement, arrangement or understanding; provided, however, that a person shall not be deemed the owner of any shares because of such person’s right to vote such shares if the agreement, arrangement or understanding to vote such shares arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to ten (10) or more persons; or (c) has any agreement, arrangement or understanding (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in item (ii) of subsection (b) above), or disposing of such shares with any other person that beneficially owns, or whose affiliates or associates beneficially own, directly or indirectly, such shares.

(v)	“shares” means, with respect to any company, shares in the capital of the company and, with respect to any other entity, any equity interest.

DISPUTE RESOLUTION

143.	The courts of Ireland shall have exclusive jurisdiction to determine any dispute (as defined below) related to or connected with (a) any derivative claim in respect of a cause of action vested in the Company or seeking relief on behalf of the Company, (b) any action asserting a claim of breach of a fiduciary or other duty owed by any Director or officer or other employee of the Company to the Company or the Company’s shareholders, or (c) any action asserting a claim against the Company or any Director or officer or other employee of the Company arising under the laws of Ireland or pursuant to any provision of the articles (as either may be amended from time to time).

(a)	Damages alone may not be an adequate remedy for any breach of this article 143, so that, in the event of a breach or anticipated breach, the remedies of injunction and/or an order for specific performance would in appropriate circumstances be available.

(b)	The governing law of the articles is the substantive law of Ireland.

(c)	For the purposes of this section:

(i)	a “dispute” shall mean any dispute, controversy or claim;

(ii)	references to “Company” shall be read so as to include each and any of the Company’s subsidiary undertakings from time to time; and

(iii)	“Director” shall be read so as to include each and any director of the Company from time to time in his or her capacity as such or as an employee of the Company and shall include any former director of the Company.

I, the person whose name, address and description are subscribed, wish to be formed into a Company in pursuance of this Constitution, and I agree to take the number of shares in the capital of the Company set opposite my name.

Name, address and description of subscriber	Number of shares taken by each subscriber

Fintan Clancy 73 Hollybrook Road Clontarf Dublin 3 D03 R2W1	1 ordinary share of €1.00 each

Solicitor Christopher McLaughlin 9 Nutley Avenue Ballsbridge Dublin 4 D04 E2N7 Solicitor	1 ordinary share of €1.00 each

Dated the 26th day of May 2017

Witness to the above signatures:

Brian Doherty

Solicitor

10 Earlsfort Terrace

Dublin 2

D02 T380